EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for Byline Bancorp, Inc. (“Byline”) and First Evanston Bancorp, Inc. (“First Evanston”), giving effect to the merger of First Evanston with and into Byline.  The unaudited pro forma combined condensed consolidated statement of financial condition as of March 31, 2018 gives effect to the merger as if it occurred on that date.  The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 give effect to the merger as if it occurred on January 1, 2017.  The actual completion date of the merger was May 31, 2018.

The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America (“GAAP”). Byline is the acquirer for accounting purposes. Certain immaterial reclassifications have been made to the historical financial statements of First Evanston to conform to the presentation in Byline’s financial statements.

As of May 31, 2018, the per share cash consideration was based on $27.0 million divided by the number of outstanding shares of First Evanston common stock as of that date, which equaled $16.136 per outstanding share. Based on the closing price of per share of Byline’s common stock of $21.62 on May 31, 2018, as reported by the New York Stock Exchange, and 6,682,850 shares of Byline common stock issued with respect to the outstanding shares of First Evanston common stock, the stock consideration was valued at $144.5 million. Options to acquire 144,090 shares of First Evanston common stock that were outstanding at the time of the merger were converted into options to acquire 680,787 shares of Byline common stock, resulting in a consideration value of $7.6 million. The value of the total merger consideration at closing was $179.1 million.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results or financial condition of the combined company had the companies actually been combined at the dates indicated. The selected unaudited pro forma condensed combined financial information also does not consider any integration expenses, expense efficiencies or other potential effects of the merger. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined condensed consolidated financial information, the allocation of the pro forma purchase price is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF CONDITION

As of March 31, 2018

(dollars in thousands)	Byline	First Evanston	First Evanston Historical Reclassification Adjustments *	Pro Forma Adjustments		Byline and First Evanston Combined Pro Forma
ASSETS
Cash and due from banks	$17,396	$96,476	$(78,760)	$(27,004)	A	$8,108
Interest bearing deposits with other banks	110,645	—	78,760	—		189,405
Cash and cash equivalents	128,041	96,476	—	(27,004)		197,513
Securities available-for-sale, at fair value	626,057	135,215	—	—		761,272
Securities held-to-maturity, at amortized cost	112,266	—	—	—		112,266
Other investments	—	3,287	(3,287)	—		—
Restricted stock, at cost	17,177	—	1,362	—		18,539
Loans held for sale	8,219	—	—	—		8,219
Loans and leases:
Loans and leases	2,280,418	909,832	—	(27,308)	B	3,162,942
Allowance for loan and lease losses	(17,640)	(11,058)	—	11,058	C	(17,640)
Net loans and leases	2,262,778	898,774	—	(16,250)		3,145,302
Servicing assets, at fair value	21,615	—	—	—		21,615
Premises and equipment, net	94,014	10,125	—	6,780	D	110,919
Goodwill	54,562	—	—	78,459	E	133,021
Other intangible assets, net	15,991	—	—	22,276	F	38,267
Other assets	121,652	9,805	1,925	(3,646)	G	129,736
Total assets	$3,462,372	$1,153,682	$—	$60,615		$4,676,669
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing demand deposits	$749,892	$363,180	$212	$—		$1,113,284
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,018,361	407,858	(230)	—		1,425,989
Time deposits	756,294	270,702	—	712	H	1,027,708
Total deposits	2,524,547	1,041,740	(18)	712		3,566,981
Federal Home Loan Bank advances	380,000	—	—	—		380,000
Securities sold under agreements to repurchase	27,815	—	—	—		27,815
Junior subordinated debentures issued to capital trusts, net	27,800	10,000	—	(1,503)	I	36,297
Accrued expenses and other liabilities	39,274	3,347	18	7,874	J	50,513
Total liabilities	2,999,436	1,055,087	—	7,083		4,061,606
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	—	—	—		10,438
Common stock	293	418	—	(351)	K	360
Additional paid-in capital	392,932	46,455	—	105,605	K	544,992
Treasury stock	—	(16,869)	—	16,869	K	—
Retained earnings	68,687	70,004	—	(70,004)	K	68,687
Accumulated other comprehensive loss, net of tax	(9,414)	(1,413)	—	1,413	K	(9,414)
Total stockholders’ equity	462,936	98,595	—	53,532		615,063
Total liabilities and stockholders’ equity	$3,462,372	$1,153,682	$—	$60,615		$4,676,669

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2018

(dollars in thousands, except share and per share data)	Byline	First Evanston	First Evanston Historical Reclassification Adjustments *	Pro Forma Adjustments		Byline and First Evanston Combined Pro Forma
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$33,654	$10,177	$100	$1,783	1	$45,714
Interest on securities	4,229	554	(27)	97	2	4,853
Other interest and dividend income	259	326	27	—		612
Total interest and dividend income	38,142	11,057	100	1,880		51,179
INTEREST EXPENSE
Deposits	2,498	1,348	—	(39)	3	3,807
Federal Home Loan Bank advances	1,358	—	—	—		1,358
Subordinated debentures and other borrowings	591	87	—	22	4	700
Total interest expense	4,447	1,435	—	(17)		5,865
Net interest income	33,695	9,622	100	1,897		45,314
PROVISION FOR LOAN AND LEASE LOSSES	5,115	300	—	—		5,415
Net interest income after provision for loan and lease losses	28,580	9,322	100	1,897		39,899
NON-INTEREST INCOME
Fees and service charges on deposits	1,312	484	(49)	—		1,747
Net gains on sales of loans	7,476	—	—	—		7,476
Wealth management and trust income	—	661	—	—		661
Other non-interest income	2,640	307	(143)	—		2,804
Total non-interest income	11,428	1,452	(192)	—		12,688
NON-INTEREST EXPENSE
Salaries and employee benefits	18,278	4,290	(19)	—	5	22,549
Occupancy expense and equipment, net	4,358	662	(77)	32	6	4,975
Loan and lease related expenses	1,400	—	43	—		1,443
Legal, audit and other professional fees	1,851	44	539	(399)	7	2,035
Data processing	2,301	624	—	—		2,925
Net gain recognized on other real estate owned and other related expenses	(1)	—	—	—		(1)
Regulatory assessments	241	200	—	—		441
Other intangible assets amortization expense	767	—	—	968	8	1,735
Advertising and promotions	249	239	(154)	—		334
Other non-interest expense	2,475	909	(424)	—	5	2,960
Total non-interest expense	31,919	6,968	(92)	601		39,396
INCOME BEFORE PROVISION FOR INCOME TAXES	8,089	3,806	—	1,296		13,191
PROVISION FOR INCOME TAXES	1,321	1,051	—	361	9	2,733
NET INCOME	6,768	2,755	—	935		10,458
Dividends on preferred shares	193	—	—	—		193
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$6,575	$2,755	$—	$935		$10,265
EARNINGS PER COMMON SHARE
Basic	$0.22	$1.65				$0.29
Diluted	$0.22	$1.60				$0.28
AVERAGE SHARES OUTSTANDING
Basic	29,291,179	1,672,625		6,682,850	10	35,974,029
Diluted	29,913,633	1,726,938		6,936,404	10	36,850,037

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

(dollars in thousands, except share and per share data)	Byline	First Evanston	First Evanston Historical Reclassification Adjustments *	Pro Forma Adjustments		Byline and First Evanston Combined Pro Forma
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$120,406	$37,665	$426	$10,043	1	$168,540
Interest on securities	15,526	2,097	(105)	385	2	17,903
Other interest and dividend income	871	876	105	—		1,852
Total interest and dividend income	136,803	40,638	426	10,428		188,295
INTEREST EXPENSE
Deposits	7,736	3,865	—	(490)	3	11,111
Federal Home Loan Bank advances	3,291	98	—	—		3,389
Subordinated debentures and other borrowings	2,864	301	—	88	4	3,253
Total interest expense	13,891	4,264	—	(402)		17,753
Net interest income	122,912	36,374	426	10,830		170,542
PROVISION FOR LOAN AND LEASE LOSSES	12,653	900	—	—		13,553
Net interest income after provision for loan and lease losses	110,259	35,474	426	10,830		156,989
NON-INTEREST INCOME
Fees and service charges on deposits	5,289	1,917	(124)	—		7,082
Net gains on sales of loans	33,062	—	—	—		33,062
Wealth management and trust income	—	2,408	—	—		2,408
Other non-interest income	11,707	1,256	(611)	—		12,352
Total non-interest income	50,058	5,581	(735)	—		54,904
NON-INTEREST EXPENSE
Salaries and employee benefits	67,269	20,739	(87)	(12)	5	87,909
Occupancy expense and equipment, net	16,550	2,527	(327)	127	6	18,877
Loan and lease related expenses	3,685	—	224	—		3,909
Legal, audit and other professional fees	7,027	770	658	(1,458)	7	6,997
Data processing	9,539	2,374	—	—		11,913
Net gain recognized on other real estate owned and other related expenses	(294)	—	(12)	—		(306)
Regulatory assessments	1,193	725	—	—		1,918
Other intangible assets amortization expense	3,074	—	—	4,150	8	7,224
Advertising and promotions	1,035	990	(679)	—		1,346
Other non-interest expense	10,445	2,631	(86)	(6)	5	12,984
Total non-interest expense	119,523	30,756	(309)	2,801		152,771
INCOME BEFORE PROVISION FOR INCOME TAXES	40,794	10,299	—	8,029		59,122
PROVISION FOR INCOME TAXES	19,099	2,444	—	3,262	9	24,805
NET INCOME	21,695	7,855	—	4,767		34,317
Dividends on preferred shares	11,277	—	—	—		11,277
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$10,418	$7,855	$—	$4,767		$23,040
EARNINGS PER COMMON SHARE
Basic	$0.39	$4.69				$0.68
Diluted	$0.38	$4.59				$0.67
AVERAGE SHARES OUTSTANDING
Basic	26,963,517	1,675,204		6,682,850	10	33,646,367
Diluted	27,547,314	1,710,618		6,914,252	10	34,461,566

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information

(Table dollars in thousands, except share and per share data)

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations.  The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2017 and three months ended March 31, 2018, are presented as if the acquisition occurred on January 1, 2017.  The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2018 is presented as if the acquisition occurred as of that date.  This pro forma information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company Byline and First Evanston would have been had Byline and First Evanston been combined during the periods presented.  The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Certain historical data of First Evanston has been reclassified on a pro forma basis to conform with Byline’s classifications.

Note 2—Purchase Price

At the effective time of the Mergers (the “Effective Time”), each share of First Evanston’s common stock (the “First Evanston common stock”) was converted into the right to receive: (1) 3.994 shares of Byline’s common stock, and (2) an amount in cash equal to $27.0 million divided by the number of outstanding shares of First Evanston common stock as of the closing date, with cash paid in lieu of any fractional shares. Options to acquire 144,090 shares of First Evanston common stock that were outstanding at the Effective Time were converted into options to acquire 680,787 shares of Byline common stock, resulting in consideration value of $7.6 million. The per share cash consideration was based on $27.0 million divided by the outstanding shares of First Evanston common stock, or $16.136 per outstanding share. Based on the closing price per share of Byline’s common stock of $21.62 on May 31, 2018, as reported by the New York Stock Exchange, and 6,682,850 shares of Byline common stock issued with respect to the outstanding shares of First Evanston common stock, the stock consideration was valued at $144.5 million. The value of the total merger consideration at closing was $179.1 million.

Note 3—Allocation of Purchase Price of First Evanston

Under the acquisition method of accounting, First Evanston’s assets and liabilities, including identifiable intangible assets, are required to be adjusted to their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments of assets and liabilities included in the unaudited pro forma combined condensed consolidated financial information are based upon available information, and certain assumptions considered reasonable. Fair values are estimated and subject to refinement as additional information becomes available.

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(Table dollars in thousands, except share and per share data)

The following table presents a summary of the pro forma estimates of fair values of First Evanston’s assets and liabilities at March 31, 2018:

(dollars in thousands)
Assets
Cash and cash equivalents	$96,476
Securities available-for-sale	135,215
Restricted stock	1,362
Loans	882,524
Premises and equipment	16,905
Other intangible assets	22,276
Other assets	8,084
Total assets acquired	1,162,842
Liabilities
Deposits	1,042,434
Junior subordinated debentures	8,497
Accrued expenses and other liabilities	11,239
Total liabilities assumed	1,062,170
Net assets acquired	$100,672
Consideration paid
Common stock (6,682,850 shares issued at $21.62 per share)	$144,483
Outstanding stock options converted to Byline stock options	7,644
Cash paid	27,004
Total consideration paid	179,131
Goodwill	$78,459

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined consolidated financial information:

*

The historical reclassification adjustments to First Evanston’s historical information are presented to conform such financial information to the presentation of Byline’s consolidated statement of financial condition and statements of operations.

A. Reflects the cash consideration for the merger.

B.

Fair value adjustment on loans of $28.0 million, which includes $16.6 million to be accreted into interest income on an effective yield method over the weighted average lives of the respective loans. The interest rate fair value adjustment was determined based on the present value of estimated future cash flows of the loans to be acquired, discounted using a weighted average market rate. The credit-related fair value adjustment was determined based on assigned risk ratings and the present value of estimated expected cash flows (including the estimated fair value of loan collateral).  The fair value adjustment also includes the reversal of $736,000 of unearned loan fees.

C. Elimination of First Evanston’s allowance for loan losses.

D. Fair value adjustments on premises, furniture and equipment.

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(Table dollars in thousands, except share and per share data)

E.	Estimate of goodwill that would be recognized as part of the transaction if the merger occurred on March 31, 2018. See the allocation of purchase price for calculation.
F.

Estimate of core deposit and customer relationship intangible assets that will be recognized as part of the acquisition accounting.  The core deposit intangible is amortized on an accelerated basis over approximately nine years, while the customer relationship intangible is amortized over 12 years.

G.

Net deferred tax asset adjustment related to the acquisition accounting adjustments for loans, the allowance for loan and lease losses, core deposit intangible, customer relationship intangible, premises, furniture, and equipment, time deposits, and junior subordinated debentures issued to capital trust using a tax rate of 27.85%.

H.	Fair value adjustment on time deposits. The acquisition accounting adjustment is amortized on an effective yield method over the remaining life of the time deposits acquired.
I.

Fair value adjustment on junior subordinated debentures. The acquisition accounting adjustment is amortized on a straight line basis over the remaining life of the junior subordinated debentures acquired.

J.	Represents an accrual for estimated transaction costs, net of income tax benefit using a tax rate of 28.51%:
(dollars in thousands)
Change in control payment and share-based award accelerated vesting	$8,657
Professional fees	2,113	(1)
Pre-tax merger costs	10,770
Income tax benefit	(2,896)
Total merger costs, net of tax	$7,874
(1)A portion of this amount is not tax deductible
K.

Elimination of First Evanston’s shareholders’ equity, and the issuance of Byline’s shares in the merger. First Evanston’s shareholders were entitled to receive 3.994 shares of Byline’s common stock for each share of First Evanston common stock held by them. The fair value of Byline common stock was based on Byline’s closing price as of May 31, 2018 of $21.62 per share.  Also includes a decrease in retained earnings for estimated transaction costs of $7,874, net of tax.

1.

Adjustments to interest and fees on loans and leases reflect the change in loan and lease interest income due to estimated discount accretion associated with fair value adjustments of $28.0 million to acquired loans, assuming the loans had been acquired as of January 1, 2017. The discount accretion was calculated on the effective yield method over the estimated life of the acquired loan portfolio of approximately five years.

2.

Adjustments to interest on securities reflect the change in securities income due to estimated discount accretion associated with fair value adjustments of $1.9 million to acquired securities, assuming the securities had been acquired as of January 1, 2017. The discount accretion was calculated on the effective yield method over the estimated lives of the acquired securities of five years.

3.

Adjustments to interest on deposits reflect the change in deposit interest expense due to estimated premium amortization associated with fair value adjustments of $712,000 to acquired time deposits, assuming the time deposits had been acquired as of January 1, 2017. The premium amortization was calculated on the effective yield method over the weighted average estimated lives of the acquired time deposits of approximately one year.

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(Table dollars in thousands, except share and per share data)

4.

Adjustments to interest on borrowings reflect the change in interest expense due to estimated discount accretion associated with the fair value adjustments to assumed junior subordinated debentures issued to capital trust. Adjustments reflect the change in interest expense that would have resulted had the borrowings been acquired as of January 1, 2017. The discount accretion of the fair value adjustment associated with the junior subordinated debenture issued to capital trust of $1.5 million was calculated on the effective yield method over the estimated life of the acquired borrowings of approximately 17 years.

5.	Adjustments reflect the reversal of other operating expense related to the acquisition, which are nonrecurring, and will not have a continuing impact on the results of operations.
6.

Adjustments to occupancy and equipment expense reflect the premium amortization resulting from a fair value adjustment of acquired buildings of $3.0 million. The amortization of the discount is calculated based on a straight line basis over useful lives ranging from 18 to 33 years.

7.

Adjustments are to exclude transaction costs (e.g., advisory and legal) directly related to the acquisition of First Evanston, which are nonrecurring and will not have a continuing impact on the results of operations.

8.

Adjustments to other intangible assets amortization expense reflect the change in other expense that would have resulted from the amortization of the core deposit intangible of $19.1 million and customer relationship intangible of $3.2 million had the acquisition occurred as of January 1, 2017. The amortization of the core deposit intangible was calculated on an accelerated basis over an estimated life of approximately nine years and the amortization of the customer relationship intangible was calculated on a straight line basis over an estimated life of 12 years.

9.	Adjustments to provision for income taxes reflect recognition of tax expense associated with the adjusted net income before taxes assuming an effective tax rate of 27.85% in 2018 and 40.63% in 2017.

10. Common stock and stock options assumed to be issued by Byline in the merger.

Note 4—Estimated Merger Costs

The table below reflects Byline’s current estimate of merger costs of $9.7 million (net of $3.6 million of income tax benefit, computed using a 27.85% rate) expected to be incurred in connection with the First Evanston merger, which are excluded from the pro forma financial statements:

(dollars in thousands)
Non-compete, severance and retention payments	$2,794
Data processing, termination and conversion	8,100
Professional fees and other noninterest expenses	2,426	(1)
Pre-tax merger costs	13,320
Income tax benefit	(3,577)
Total merger costs, net of tax	$9,743
(1)	A portion of this amount is not tax deductible